Exhibit 99.1

Magnitude Announces Acquisition Agreement

Branchburg, NJ - February 23, 2007 -- Magnitude Information Systems, Inc. (Magnitude) (OTC: MAGY.OB) today announced that is has entered into an agreement to acquire Kiwibox Media, Inc., and its leading teen online social networking site, Kiwibox.com. Initially launched in 1999, Kiwibox.com has evolved into a successful online teen destination website that now boasts 1.8 Million registered members. Magnitude quickly recognized the escalating value of online social networks and today also announces the intent to change its name to KiwiAge Enterprises, Inc., thus aligning the company with its new strategic focus and initiatives.

In the United States alone the teenage population is 34 million, as estimated by the US Census Bureau, and spent over $175 billion in 2003 according to Teenage Research Unlimited. Today's teenagers are the first generation to grow up using the Internet for everything from entertainment and information, to shopping and communication. In fact, according to the Pew Internet and American Life Project, 83 percent of U.S. teenagers are online. And although there are a number of websites that have targeted this large marketplace no one site has yet to dominate it.

With limited investment to date, Kiwibox.com has built a well organized and highly diverse online site designed specifically for Teens. Kiwibox.com built its online brand utilizing a unique “For Teens By Teens” design methodology, and since inception Kiwibox.com has been an industry leader in adopting user generated site content. Kiwibox.com has also been a leader in the use of a “points” reward system for users, where users may acquire elevated peer status and/or earn prizes which in many cases are provided by advertisers.

“By merging with Magnitude, Kiwibox.com will have better access to the capital we need to become the dominant online social networking site for teens” said Lin Dai, Kiwibox CEO and co-founder. “Kiwibox.com will focus its resources on becoming the next generation social networking hub for teens, delivering highly relevant entertainment content and products.”

“With online social networks growing both in popularity and value, Kiwibox represents a tremendous opportunity to rapidly grow shareholder value” stated Edward Marney, Magnitude’s President & CEO. “The Kiwibox founders’ deep understanding of teen user habits, needs and wants, and vision of creating the central destination point for Teens on the web is extremely exciting”

With the re-launch of the Kiwibox.com web site, the company will also begin releasing mobile-enabled versions of Kiwibox content and features. The focus will be to provide one of the most advanced and integrated multimedia experiences for Teens. With the explosion of the mobile industry, Kiwibox plans to capture a first mover advantage in this highly valued teen market.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.